Exhibit 99.1

DLH REPORTS THIRD QUARTER RESULTS

•                  Revenues for the three and nine months increase 19.3% and 16.2%, respectively

•                  Company’s improved capital profile to allow bidding on new larger contracts

•                  Company makes significant improvements during quarter including a successful rights offering of $4.2 million, name change and rebranding efforts, and new CFO

•                  Management to conduct conference call/webcast today, August 15, 2012 at 11:00 a.m. ET

Atlanta, Georgia — August 15, 2012 — DLH Holdings Corp. (NASDAQ: DLHC), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today financial results for its third quarter ended June 30, 2012.

Table 1 - Financial Highlights

	Three Months Ended		Nine Months Ended
($ in thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating revenues	$12,618	$10,579	$36,732	$31,598
Gross Profit	$1,590	$1,513	$4,455	$4,339
Gross Profit Percentage	12.6%	14.3%	12.1%	13.7%
Loss from operations	$(625)	$(275)	$(1,399)	$(631)
Loss from continuing operations	$(568)	$(410)	$(1,672)	$(930)
Net Loss	$(568)	$(140)	$(1,672)	$(660)
EPS (Loss) from continuing operations — basic	$(0.09)	$(0.07)	$(0.27)	$(0.17)
Net Loss earnings per share — basic	$(0.09)	$(0.02)	$(0.27)	$(0.12)

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Mr. Zachary Parker stated, “Third quarter results continue to reflect the impact of the renewed and enhanced CMOPs contract. Quarterly revenues increased 19.3% over last year and our gross profit margin was 12.6%, up sequentially from the second quarter’s 10.3%. While we are pleased with these improvements, we do understand that we still have a lot of work to do as we incurred losses in the quarter.  The loss for the quarter reflects expenses related to staff adjustments and higher than usual bid and proposal expenses due to strong new business development activity.”

Mr. Parker added, “The third quarter enabled us to accomplish several in-house actions necessary to bolster our growth plans, including a successful rights offering of $4.2 million, expansion of the Company’s credit facility with its lender Presidential Financial and rebranding efforts including our Company name change.  We continue to attract talent with deep industry experience, including our new CFO, Kathryn JohnBull. We believe that all of these items will improve our competitive footprint and enable us to pursue bids for contracts that are in our business development pipeline.”

Mr. Parker concluded, “While we believe that we are positioned well for future growth opportunities, various funding uncertainties at the Federal government level continues to lurk, which at times creates delays in new awards. In the interim, we continue to keep tight expense controls, and consistently evaluate potential bid opportunities to assure their strategic fit in our business pipeline. We are confident in our ability to receive additional government contracts, thanks in part to our impeccable track record and we are excited about our prospects, which are of utmost importance in our long term goal of improving shareholder value.”

Three Month Results

Revenues from DLH’s continuing operations for the three months ended June 30, 2012 and 2011 were $12.6 million and $10.6 million, respectively, which represents an increase of $2.0 million or 19.3%

despite extended government delays in major awards. The increase in operating revenues is due primarily to new business awards.

Gross profit for the three months ended June 30, 2012 and 2011 was $1.6 million and $1.5 million, respectively, which represents an increase of $0.1 million or 5.1%. Gross profit from continuing operations, as a percentage of revenue, was 12.6% and 14.3%, for the three months ended June 30, 2012 and 2011, respectively. While gross profit benefited from the additional volume of revenue, the average unit price of hours delivered decreased year over year, reflecting the competitive marketplace, yielding lower gross margins overall, as a percent of revenue. Average cost of performance per hour decreased year over year.

General and administrative (“G&A”) expenses primarily relates to functions such as operations overhead, corporate management, legal, finance, accounting, contracts, administration, human resources, management information systems, and business development. G&A expenses for the three months ended June 30, 2012 and 2011 were $2.2 million and $1.8 million, respectively, which represent an increase of $0.4 million, or 23.9%. The key contributors to the year over year growth in G&A expenses were the severance expenses of $0.2 million related to staff adjustments in the three months ended June 30, 2012 as well expanded new business development activity related to proposals delivered.

Loss from operations for the three months ended June 30, 2012 was $0.6 million as compared to loss from operations for the three months ended June 30, 2011 of $0.3 million.

Loss from continuing operations for the three months ended June 30, 2012 was $0.6 million, or ($0.09) per basic and diluted share, as compared to loss from continuing operations of $0.4 million, or ($0.07) per basic and diluted share for the three months ended June 30, 2011.

Earning (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended June 30, 2012 was ($498,000) as compared to ($225,000) for the three months ended June 30, 2011. The additional loss is primarily attributable to the increased G&A expense described above.

Nine Month Results

Revenues from DLH’s operations from the nine months ended June 30, 2012 and 2011 were $36.7 million and $31.6 million respectively, which represents an increase of $5.1 million or 16.2% over the prior fiscal period. The increase in revenues from continuing operations is due primarily to the impact of new business awards.

Gross profit for the nine months ended June 30, 2012 and 2011 were $4.4 million and $4.3 million, respectively which represents an increase $0.1 million or 2.7% over the prior fiscal year period. Gross profit from continuing operations, as a percentage of revenue, was 12.1% and 13.7%, for the nine months ended June 30, 2012 and 2011, respectively. As discussed above, the competitive pressures on contract price contributed most significantly to the reduction in gross margins as a percent of revenue.

G&A expenses for the nine months ended June 30, 2012 and 2011 were $5.8 million and $4.9 million, respectively, which represent an increase of $0.9 million, or 18.1%. The key contributors to the year over year growth in G&A expenses were the severance expenses of $0.2 million related to staff adjustments in the nine months ended June 30, 2012, costs associated with start up of new contracts during the year, noncash expense associated with stock grants and expanded new business development activity related to proposals delivered.

Loss from operations for nine months ended June 30, 2012 was $1.4 million as compared to loss from operations for the nine months ended June 30, 2011 of $0.6 million. The additional loss is principally related to increased G&A expenses in the three and nine months ended June 30, 2012, as described above.

Loss from continuing operations for the nine months ended June 30, 2012 was $1.7 million, or ($0.27) per basic and diluted share, as compared to loss from continuing operations of $0.9 million, or ($0.17) per basic and diluted share for the nine months ended June 30, 2011. The increase in loss from continuing operations reflect the same factors resulting in the increased loss from operations.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the nine months ended June 30, 2012 was ($1,003,000) as compared to ($439,000) for the nine months ended June 30, 2011, largely due to the increased G&A expenses described above.

(1)         We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss from continuing operations plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, (iv) G&A expenses — equity grants, and (v) impairment charges. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	For the three months		For the nine months
	ended		ended
	June 30		June 30
	2012	2011	2012	2011
Net loss from continuing operations	$(568)	$(410)	$(1,672)	$(930)

(i) Interest and other expenses (net)	(57)	135	273	299
(ii) provision for taxes	—	—	—	—
(iii) amortization and depreciation,	37	28	87	87
(iv) G&A expenses —equity grants	90	22	309	105
(v) impairment charges	—	—	—	—
EBITDA adjusted for other non-cash charges	$(498)	$(225)	$(1,003)	$(439)

Conference Call and Webcast Details

DLH’s management team will host a conference call for the investment community on Wednesday, August 15, 2012 at 11:00 AM ET.  Interested parties may participate in the call by dialing (800) 688-0836; international callers dial (617) 614-4072 (passcode: 15085076) about 5 — 10 minutes prior to 11:00 AM EDT.  The conference call will also be available on replay starting at 1:00 PM ET on August 15, 2012 and ending on August 22, 2012. For the replay, please dial (888) 286-8010 (passcode: 25290893). The access number for the replay for international callers is (617) 801-6888 (passcode: 25290893).  There will be a conference call webcast at:

http://www.media-server.com/m/p/76i63365

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements. including those factors described under “Risk Factors” in the Company’s prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with the Rights Offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	(unaudited)
	June 30,	September 30,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,127	$763
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2012 and September 30, 2011	12,520	11,112
Prepaid workers’ compensation	517	513
Other current assets	233	184
Total current assets	16,397	12,572

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	139	177
Computer equipment	126	102
Computer software	408	260
Leasehold improvements	24	21
	697	560

Less accumulated depreciation and amortization	(396)	(346)
Equipment and improvements, net	301	214

GOODWILL	8,595	8,595

OTHER ASSETS
Deferred financing costs, net	13	26
Other assets	794	510
Total other assets	807	536

TOTAL ASSETS	$26,100	$21,917

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	June 30,	September 30,
	2012	2011
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$1,464	$740
Notes payable	711	711
Current portion of capital lease obligations	49	8
Accrued payroll	10,597	10,318
Accounts payable	2,389	1,983
Accrued expenses and other current liabilities	2,113	2,134
Liabilities from discontinued operation	193	235
Total current liabilities	17,516	16,129

LONG TERM LIABILITIES
Convertible debenture, net	156	46
Derivative financial instruments, at fair value	130	182
Other long term liability	85	6
Total long term liabilities	371	234

Total liabilities	17,887	16,363

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,307 at June 30, 2012 and 6,023 at September 30, 2011, outstanding 9,305 at June 30, 2012 and 6,021 at September 30, 2011	9	6
Additional paid-in capital	75,316	70,988
Accumulated deficit	(67,088)	(65,416)
Treasury stock, 2 shares at cost at June 30, 2012 and September 30, 2011	(24)	(24)
Total shareholders’ equity	8,213	5,554

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,100	$21,917

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Three Months Ended
	June 30,	June 30,
	2012	2011

REVENUES	$12,618	$10,579

DIRECT EXPENSES	11,028	9,066

GROSS PROFIT	1,590	1,513

GENERAL AND ADMINISTRATIVE EXPENSES	1,942	1,749
SEVERANCE	236	11
DEPRECIATION AND AMORTIZATION	37	28

Loss from operations	(625)	(275)

OTHER INCOME (EXPENSE)
Interest income	13	—
Interest expense	(84)	(111)
Amortization of deferred financing costs	(57)	(7)
Change in value of financial instruments	186	—
Loss on retirement of assets	(2)	—
Other income, net	1	2
Legal expense related to pre-acquisition activity of acquired company	—	(19)
	57	(135)

Loss from continuing operations before income taxes	(568)	(410)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(568)	(410)

GAIN FROM DISCONTINUED OPERATION	—	270

NET LOSS	$(568)	$(140)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.09)	$(0.07)
Gain from discontinued operation	—	0.05

Net loss per share	$(0.09)	$(0.02)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	6,621	5,663

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Nine Months Ended
	June 30,	June 30,
	2012	2011

REVENUES	$36,732	$31,598

DIRECT EXPENSES	32,277	27,259
GROSS PROFIT	4,455	4,339
GENERAL AND ADMINISTRATIVE EXPENSES	5,531	4,872
SEVERANCE	236	11
DEPRECIATION AND AMORTIZATION	87	87
Loss from operations	(1,399)	(631)

OTHER INCOME (EXPENSE)
Interest income	13	7
Interest expense	(246)	(218)
Amortization of deferred financing costs	(143)	(14)
Change in fair value of financial instruments	102	—
Loss on retirement of assets	(2)	—
Other income, net	3	4
Legal expense related to pre-acquisition activity of acquired company	—	(78)
	(273)	(299)

Loss from continuing operations before income taxes	(1,672)	(930)

INCOME TAX EXPENSE	—	—

Loss from continuing operations	(1,672)	(930)

GAIN FROM DISCONTINUED OPERATION	—	270

NET LOSS	$(1,672)	$(660)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Loss from continuing operations	$(0.27)	$(0.17)
Gain from discontinued operation	—	0.05

Net loss per share	$(0.27)	$(0.12)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	6,254	5,308

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

Kathryn M. JohnBull, Chief Financial Officer

DLH

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

DLH

404-985-8818

christy.buechler@dlhcorp.com

(Investor Relations)

Donald C. Weinberger/Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

adam@wolfeaxelrod.com

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